UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2013

TECKMINE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17622 La Entrada Drive, Yorba Linda CA  92886
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (949) 280-5710

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 2, 2013, we entered into a Share Exchange Agreement with Victory Electronic Cigarettes, Inc. (“VEC”) and the shareholders of VEC to acquire all of the issued and outstanding common shares of VEC.  On April 15, 2013, we entered into a First Amendment to Share Exchange Agreement with such parties which extended the closing date of the Share Exchange Agreement from April 15, 2013 to April 30, 2013.  On April 29, 2013 we entered into a Second Amendment to Share Exchange Agreement with such parties which extended the closing date of the Share Exchange Agreement from April 30, 2013 to May 15, 2013.

A copy of the second amendment to the share exchange agreement is attached hereto as an exhibit to this current report and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
10.1	Share Exchange Agreement dated April 2, 2013 (attached as an exhibit to our current report on Form 8-K filed on April 5, 2013 and incorporated by reference)
10.2	First Amendment to Share Exchange Agreement dated April 15, 2013 (attached as an exhibit to our current report on Form 8-K filed on April 19, 2013 and incorporated by reference)
10.3*	Second Amendment to Share Exchange Agreement dated April 29, 2013

Attached herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECKMINE INDUSTRIES, INC.

Dated: April 30, 2013	By:	/s/ Nathan Woods
Nathan Woods
President, Secretary, Treasurer and Director

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